Exhibit (e)(1)(b)

Addendum to Distribution Agreement

Dated June 9, 2015

Between

Forward Funds

and

Forward Securities, LLC

THIS ADDENDUM is made as of May 1, 2016, by and between Forward Securities, LLC (“Forward Securities”), and Forward Funds (the “Fund” of the “Trust”).

WHEREAS, Forward Securities and the Trust have entered into a Distribution Agreement (the “Agreement”) dated June 9, 2015; and

WHEREAS, the Board of Trustees (the “Board”) of the Trust approved on September 22, 2015 the merger of the Forward Balanced Allocation Fund into the Salient Adaptive Income Fund (formerly known as the Forward Income Builder Fund); and the merger of the Forward Multi-Strategy Fund and Forward Growth & Income Fund into the Salient Adaptive Balanced Fund (formerly known as the Forward Growth Allocation Fund), effective January 22, 2016; and

WHEREAS, the Board approved on January 26, 2016 name changes to all of the series of the Trust (together, the “Funds”), effective May 1, 2016; and

WHEREAS, in light of the foregoing, the Trust and Forward Securities wish to modify Schedule A of the Agreement to reflect the new names of the Funds;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

Forward Securities, LLC		Forward Funds

By:	/s/ Paul A. Bachtold	By:	/s/ Robert S. Naka
Name:	Paul A. Bachtold	Name:	Robert S. Naka
Title:	Secretary	Title:	Vice President

Schedule A

To the Distribution Agreement

List of Portfolios

Dated as of May 1, 2016

Salient Adaptive Balanced Fund
Salient Adaptive Income Fund
Salient Adaptive US Equity Fund
Salient Commodity Long/Short Strategy Fund
Salient EM Corporate Debt Fund
Salient EM Dividend Signal Fund
Salient EM Infrastructure Fund
Salient Frontier Strategy Fund
Salient High Yield Fund
Salient International Dividend Signal Fund
Salient International Real Estate Fund
Salient International Small Cap Fund
Salient Investment Grade Fund
Salient Real Estate Fund
Salient Select Income Fund
Salient Select Opportunity Fund
Salient Tactical Growth Fund
Salient Tactical Muni Strategy Fund
Salient Tactical Real Estate Fund
Salient US Dividend Signal Fund